SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2011

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

State of Delaware	1-4018	53-0257888
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3005 Highland Parkway, Suite 200,	60515
Downers Grove, Illinois	(Zip Code)
(Address of Principal Executive Offices)
(630) 541-1540
(Registrant’s telephone number, including area code)
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On June 1 and June 2, 2011, Dover Corporation (the “Company”) is hosting an investor meeting at Dover Corporation’s headquarters in Downers Grove, Illinois and Knowles Electronics’ headquarters in Itasca, Illinois. The meeting includes: a presentation concerning recent trends in the Company’s end markets and developments across the Company; overviews of the products, end markets and operations of Dover Fluid Management’s energy platform, Norris Production Solutions, US Synthetics and Waukesha Bearings and Knowles Electronics; and tours of Knowles Electronics’ facilities. The presentation being given to investors was posted on the Company’s website (http://www.dovercorporation.com) at the beginning of the meeting and can be found in the Investor Information section of the website. Attached hereto as Exhibit 99.1 is a copy of the presentation materials.
Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are furnished as part of this report:

99.1	Dover Corporation’s Investor Technology Tour, Downers Grove, Illinois and Itasca, Illinois Presentation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2011	DOVER CORPORATION (Registrant)
	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt, Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Dover Corporation’s Investor Technology Tour, Downers Grove, Illinois and Itasca, Illinois Presentation